NUCRYST Pharmaceuticals Corp.
Notice of Annual Meeting of Shareholders
to be held May 5, 2006
     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Meeting”) of NUCRYST Pharmaceuticals Corp. (the “Corporation”) will be held at the Sheraton Boston Hotel, Back Bay Ballroom, 39 Dalton Street, Boston, Massachusetts, on Friday, May 5, 2006 at 10:00 a.m. Eastern daylight time, to:
(a)	receive and consider the Financial Statements of the Corporation for the financial year ended December 31, 2005 and the Auditors’ Report to the shareholders;

(b)	elect directors;

(c)	appoint auditors and authorize the board of directors to fix the auditors’ remuneration; and

(d)	transact such other business as may properly come before the Meeting or any adjournment(s) thereof.
     Any adjournment(s) of the Meeting will be held at a time and place to be specified at the Meeting.
     The Financial Statements for the financial year ended December 31, 2005, together with the Auditors’ Report thereon, form part of the Corporation’s Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2005 (the “10-K”), a copy of which accompanies this notice.
     Shareholders registered on the books of the Corporation at the close of business on March 20, 2006 are entitled to notice of and to vote at the Meeting.
     Details of all matters proposed to be put before the Meeting are set forth in the accompanying Information Circular.
     Dated at Fort Saskatchewan, Alberta, this 8th day of March, 2006.
     By Order of the Board,

     Carol L. Amelio
     General Counsel and Corporate Secretary
     If you are unable to be present at the Meeting, PLEASE COMPLETE AND RETURN THE ACCOMPANYING FORM OF PROXY in the envelope provided for that purpose.

NUCRYST Pharmaceuticals Corp.
Information Circular
     In this proxy information circular (the “Information Circular”), unless otherwise specified, all monetary amounts are in United States dollars, all references to “$” and “dollars” means U.S. dollars and all references to “CDN$” means Canadian dollars.
MATTERS REQUIRING SHAREHOLDER APPROVAL
     This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the management (the “Management”) of NUCRYST Pharmaceuticals Corp. (the “Corporation”) for use at the annual meeting of shareholders of the Corporation (the “Meeting”) to be held at the Sheraton Boston Hotel, Back Bay Ballroom, 39 Dalton Street, Boston, Massachusetts, on Friday, May 5, 2006 at 10:00 a.m. Eastern daylight time, for the purposes set out in the Notice of Meeting (the “Notice”) accompanying this Information Circular and any adjournment(s) thereof.
Election of Directors
     The Articles of the Corporation require a minimum of three and a maximum of fifteen directors. The number of directors to be elected at an annual meeting of shareholders shall be the number of directors then in office unless the directors or shareholders by simple majority otherwise determine from time to time. The board of directors of the Corporation (the “Board”) has resolved to set the number of directors to be elected at the Meeting at five. However, it is the intention of the Board to eventually increase its size by adding two independent directors.
     Management of the Corporation proposes to nominate at the Meeting and the persons named in the accompanying form of proxy intend to vote at the Meeting, unless otherwise directed, for the election of the persons whose names are set forth in the table below to serve until the next meeting of shareholders of the Corporation (the “Shareholders”) at which the election of directors is considered, or until their successors are elected or appointed. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director.
     The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors at the Meeting, all other positions and offices with the Corporation now held by them, their principal occupation or employment, the period during which they have been directors of the Corporation, and their shareholdings, including the number of voting securities of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them. The information contained herein as to securities beneficially owned, directly or indirectly, or over which control or direction is exercised is based upon information furnished to the Corporation by the respective nominees.

Nominee for Election			Common Shares Owned,
as Director	Age	Director Since	Controlled or Directed(1)

Neil Carragher	67	2005	5,000

Toronto, Ontario, Canada	Independent

Member of: - Audit Committee	Mr. Carragher is the Chairman of The Corporate Partnership Ltd. (a management consulting group).
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Nominee for Election			Common Shares Owned,
as Director	Age	Director Since	Controlled or Directed(1)

Roger G.H. Downer	63	2005	1,000
County Clare, Ireland
	Independent
Member of:
- Corporate Governance and Nominating Committee - Human Resources and Compensation Committee (chair)	Dr. Downer is the President and Vice-Chancellor of the University of Limerick, Ireland.

Scott H. Gillis	53	2005	Nil
Concord, Massachusetts, USA

	Non-Independent
	Mr. Gillis has been President of the Corporation since December 1999 and became Chief Executive Officer on December 21, 2005.

Barry M. Heck	44	1997	Nil
Calgary, Alberta, Canada
Chairman of the Board

	Non-Independent

Member of: - Audit Committee (chair) - Corporate Governance and Nominating Committee - Human Resources and Compensation Committee
	Mr. Heck is the President and Chief Executive Officer of The Westaim Corporation. He has been a director of the Corporation since December 1997, and in December 2005 became Chairman of the board of directors of the Corporation.

Richard W. Zahn	54	2005	Nil
Oldwick, New Jersey, USA

	Independent

Member of: - Audit Committee - Corporate Governance and Nominating Committee (chair) - Human Resources and Compensation Committee
	Mr. Zahn is a private businessman and consultant. From 1992 to 2003 he held numerous senior management positions within the Schering Plough Corporation, including President of Schering Laboratories from 1996 until July 2003, and Corporate Vice President of Schering-Plough Corporation from 2001 to December 2003.

1.	The information as to the common shares in the capital of the Corporation (“Common Shares”) owned, controlled or directed has been furnished by each of the nominees as of March 8, 2006.
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     IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.
Appointment of Auditors and Authorization of Board to Fix Auditors’ Remuneration
     Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote for the re-appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of the Corporation to hold office until the next annual meeting of Shareholders, and to authorize the Board to fix the auditors’ remuneration. Deloitte & Touche LLP were first appointed auditors of the Corporation on August 9, 2004.
GENERAL STATUTORY INFORMATION
Solicitation of Proxies
     Solicitation of proxies for the Meeting will be primarily by mail, the cost of which will be borne by the Corporation. Proxies may also be solicited personally by employees of the Corporation at nominal cost. In some instances, the Corporation has distributed copies of the Notice, the Information Circular, form of proxy and the annual report (collectively, the “Documents”) to clearing agencies, securities dealers, banks and trust companies, or their nominees (collectively “Intermediaries”, and each an “Intermediary”) for onward distribution to Shareholders whose Common Shares are held by or in the custody of those Intermediaries (“Non-registered Shareholders”). The Intermediaries are required to forward the Documents to Non-registered Shareholders.
     Solicitation of proxies from Non-registered Shareholders will be carried out by Intermediaries, or by the Corporation if the names and addresses of Non-registered Shareholders are provided by the Intermediaries. The cost of the solicitation will be borne by the Corporation.
     Non-registered Shareholders who have received the Documents from their Intermediary should follow the directions of their Intermediary with respect to the procedure to be followed. Generally, Non-registered Shareholders will either:
     (a) be provided with a form of proxy executed by the Intermediary but otherwise uncompleted. The Non-registered Shareholder may complete the proxy and return it directly to the Corporation’s transfer agent; or
     (b) be provided with a request for voting instructions. The Intermediary is required to send the Corporation an executed form of proxy completed in accordance with any voting instructions received by the Intermediary.
     If you are a Non-registered Shareholder, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from your Intermediary.
     By choosing to send the Documents to you directly, the Corporation (and not your Intermediary) has assumed responsibility for (i) delivering the Documents to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Appointment of Proxy
     The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO either by inserting the name of such person in the space provided in the form of proxy or by completing another proper form of proxy and, in either case, delivering the completed proxy to the attention of the General Counsel and Corporate Secretary of the Corporation c/o Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, no later than 10:00 a.m. Eastern daylight time on May 3, 2006, provided, however, that the Chairman of the Meeting may, in his sole discretion, accept proxies delivered to him up to the time when any vote is taken at the Meeting or any adjournment thereof.
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Revocation of Proxy
     A Shareholder who has given a proxy pursuant to this solicitation may revoke it at any time up to and including the last business day preceding the day of the Meeting or any adjournments thereof at which the proxy is to be used, by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing, to the attention of the General Counsel and Corporate Secretary of the Corporation and either delivered to the offices of the Corporation at 10102-114 Street, Fort Saskatchewan, Alberta, T8L 3W4 or faxed to (780) 992-5301, or by delivering written notice of such revocation to the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner permitted by law.
Voting of Proxies and Discretion Thereof
     Common Shares represented by properly executed proxies in favour of persons designated in the printed portion of the enclosed form of proxy WILL, UNLESS OTHERWISE INDICATED, BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS, AND FOR THE AUTHORIZATION OF THE BOARD TO FIX AUDITORS’ REMUNERATION AS STATED UNDER THOSE HEADINGS IN THE INFORMATION CIRCULAR. The enclosed form of proxy confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice or other matters which may properly come before the Meeting. At the time of printing this Information Circular, Management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy according to their best judgement.
Voting Shares and Principal Holders Thereof
     As of March 8, 2006 the Corporation had 18,194,726 issued and outstanding Common Shares. Each Shareholder is entitled to one vote on all matters to come before the Meeting for each Common Share shown as registered in his or her name on the list of Shareholders which is available for inspection during usual business hours at Computershare Trust Company of Canada, 600, 530-8th Avenue S.W., Calgary, Alberta, T2P 3S8 and at the Meeting. The list of Shareholders is as of March 20, 2006, the record date fixed for determining Shareholders entitled to notice of the Meeting. If a person has acquired ownership of Common Shares since that date, he or she may establish such ownership and demand, not later than 10 days before the Meeting, that his or her name be included in the list of Shareholders.
     To the knowledge of the directors and officers of the Corporation no person owns beneficially, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to all Common Shares entitled to be voted at the Meeting, except for The Westaim Corporation, which owns 13,691,700 Common Shares, representing approximately 75.3% of the Corporation’s currently outstanding capital.
     There are no cumulative or similar voting rights attached to the Common Shares.
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SECURITY BASED COMPENSATION ARRANGEMENTS
Equity Compensation Plan Information as at December 31, 2005

	Number of securities to		Weighted-average	Number of securities
	be issued upon exercise		exercise price of	remaining available for
	of outstanding options,		outstanding options,	future issuance under
Equity compensation plans approved by securityholders	warrants and rights		warrants and rights	equity compensation plans

1998 Equity Incentive Plan				1,416,907	[3]
a) Options	713,770	[1]	CDN$3.47
b) Stock Appreciation Rights	9,323	[2]	CDN$3.08

1.	This amount excludes 60,000 options to purchase Common Shares of the Corporation at an exercise price of $10.00 that have been allocated and approved for issuance to the non-employee directors but for which award agreements have not yet been executed. For more information, see "Remuneration of Directors”.

2.	The number of Common Shares issuable on exercise of these stock appreciation rights has been determined based on the December 31, 2005 closing price of the Corporation’s Common Shares on the NASDAQ of $10.05. The actual number of Common Shares issuable upon exercise of these stock appreciation rights will vary depending on whether the Corporation elects to settle in cash or Common Shares and, if the Corporation elects to settle in common shares, the value of the Common Shares at the time of exercise.

3.	This amount assumes completion of the issuance of the options to purchase 60,000 Common Shares referred to in note (1) above and the issuance of 9,323 Common Shares referred to in note (2) above.
1998 Equity Incentive Plan (as amended)
     The Human Resources and Compensation Committee of the Board (the “Compensation Committee”) administers the 1998 Equity Incentive Plan (as amended) (the “Incentive Plan”). The eligible participants under the Incentive Plan include certain directors, officers, employees, consultants and other service providers of the Corporation and its subsidiary.
     There are a total of 2,200,000 Common Shares reserved for issuance pursuant to options to purchase Common Shares (the “Options”), stock appreciation rights (“SARs”), restricted shares, and other share-based awards and incentive awards issuable under the Incentive Plan, which represent approximately 12.1% of the currently outstanding Common Shares. The Incentive Plan provides that the aggregate number of Common Shares issued to any one participant pursuant to the Incentive Plan, within a one-year period, shall not exceed 5% of the outstanding issue on a non-fully diluted basis, and that the number of Common Shares reserved for issuance to any one participant pursuant to the Incentive Plan may not exceed 5% of the outstanding issue on a non-fully diluted basis. Common Shares issuable upon the exercise of awards granted under the Incentive Plan but not exercised prior to expiration are not available for subsequent grants under the Incentive Plan.
     As of March 8, 2006, there were 770,258 Options to purchase Common Shares granted and outstanding under the Incentive Plan which represent approximately 4.2% of the Corporation’s currently outstanding capital. As at March 8, 2006, there were 12,646 SARs granted and outstanding under the Incentive Plan which entitles the holder to receive upon exercise a payment in cash or, at the option of the Corporation, Common Shares. The number of Common Shares issuable upon exercise of these SARs will depend upon whether the Corporation elects to settle in cash or Common Shares and, if the Corporation elects to settle in Common Shares, the value of the Common Shares at the time of exercise.
     Under the Incentive Plan, the Corporation may grant Options intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options. The exercise price of Options granted under the Incentive Plan will be established by the Compensation Committee at the time of grant. However, the exercise price at the time of grant will not be lower than the “fair market price” per Common Share on the date of grant. The fair market price shall be the closing price of the Common Shares on the NASDAQ National Market (“NASDAQ”) or, if the Common Shares are not then listed and
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posted for trading on the NASDAQ, on such stock exchange or quotation system on which the Common Shares are listed, posted for trading or quoted, for the trading day immediately preceding the date on which the granting of the Option is approved by the Compensation Committee.
     Share Appreciation Rights. Share appreciation rights may entitle the holder to payment in cash, Common Shares or both, at the option of the Corporation, valued by reference to, or otherwise based on or related to the value of, the Common Shares. The following three types of SARs are authorized for issuance under the Incentive Plan:
     (a) Tandem Rights. A “tandem right” is a SAR granted in connection with an Option that is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: the tandem right shall require the holder to elect between the exercise of the underlying Option to purchase Common Shares and the surrender, in whole or in part, of such Option in exchange for payment of cash or, if provided in the award agreement, at the option of the Corporation in Common Shares, in an amount equal to the excess of (A) the fair market price of the number of Common Shares covered by that portion of the surrendered Option in which the option holder is vested over (B) the aggregate exercise price payable for such vested shares. For the purposes of tandem rights, fair market price shall be equal to closing price immediately preceding the date of the Option surrender.
     (b) Concurrent Rights. A “concurrent right” is a SAR granted in connection with an Option that applies to all or a portion of Common Shares subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: a concurrent right shall be exercised automatically at the same time the underlying Option is exercised with respect to the Common Shares to which the concurrent right pertains and, on exercise, entitles the holder to receive a payment of cash or, if provided in the award agreement, at the option of the Corporation in Common Shares, in an amount equal to the excess of (A) the aggregate fair market price of the Common Shares purchased under the underlying Option over (B) the aggregate exercise price paid for such shares. For the purposes of concurrent rights, fair market price shall be equal to the closing price immediately preceding the date of the exercise of the concurrent right.
     (c) Independent Right. An “independent right” means a SAR granted independently of any Option but that is subject to same terms and conditions applicable to an Option with the following exceptions: an independent right shall be denominated in share equivalents. Upon exercise, independent rights will be payable in cash or, if provided in the award agreement, at the option of the Corporation in Common Shares, in an amount equal to the excess of (A) the aggregate fair market price of a number of Common Shares equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (B) the aggregate exercise price for the independent right exercised. For the purposes of independent rights, fair market price shall be equal to closing price immediately preceding the date of exercise of the independent right.
     Restricted Shares. Restricted shares are grants of Common Shares that are subject to vesting upon the passage of time or other criteria specified in the award agreement for the restricted shares. Restricted shares may be granted in consideration of the performance of services or payments by a participant. Each grant or sale will constitute an immediate transfer of the ownership of Common Shares to the participant, subject to the vesting conditions specified in the award agreement. Depending on the terms of the award agreement, participants may be entitled to dividends declared by the Corporation on its Common Shares and to vote the restricted Common Shares during the restricted period.
     Other Stock-Based Awards. Other Stock-based awards are awards other than Options, SARs or restricted shares that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to the Corporation’s Common Shares.
     Incentive Awards. The incentive awards are performance-based awards that are denominated in dollars. Both annual and long-term incentive awards may be granted under the Incentive Plan. Performance goals for incentive awards under the Incentive Plan will be established by the Compensation Committee. Performance goals for awards intended to constitute performance-based compensation under Section 162(m) of the Code may include a wide variety of specified measures of the Corporation’s operating results or other criteria established by the Compensation Committee at the time of grant.
     Adjustments. The Compensation Committee is authorized to adjust the number, character and value of Common Shares underlying awards granted under the Incentive Plan to reflect subdivisions, consolidations or
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reclassification of Common Shares of the Corporation or other changes in the Corporation’s authorized or issued capital, or its payment of stock dividends or other dividends in kind.
     Other Terms. If the recipient of an Option or SAR ceases to be an eligible purchaser under the Incentive Plan for any reason other than death or permanent disability, the rights under the awards held by such recipient will terminate either 30 days after they cease to be an eligible participant or on the expiration of such awards, whichever is earlier.
     If the recipient of an option or SAR ceases to be an eligible participant under the Incentive Plan by reason of death or permanent disability, the rights under the awards held by such recipient will terminate either 180 days after they cease to be an eligible participant or on the expiration of such award, whichever is earlier.
     Under the Incentive Plan, awards, including currently outstanding Options and SARs, may be settled only in Common Shares of the Corporation or, if applicable, cash.
     The period during which an Option may be exercised shall not extend beyond 10 years from the date of the grant of the Option. The Compensation Committee may, however, provide that Options granted under the Incentive Plan be exercisable in whole or in part only after specified periods designated by the Compensation Committee.
     Amendments. The Board shall have the right, in its sole discretion, to alter, amend or discontinue the Incentive Plan from time to time and at anytime subject to, as applicable, requisite stock exchange approval and any requisite regulatory approvals; provided however that no such amendment or alteration may, without the consent of the participant, alter or impair any award previously granted to a participant. Any amendment to the Incentive Plan may require the prior approval of the requisite stock exchanges and applicable regulatory authorities and may require the approval of the Shareholders, such approval to be obtained from a majority of the holders of Common Shares (excluding the votes of Common Shares held directly or indirectly by insiders benefiting from the amendment) present, in person or by proxy, at a duly constituted meeting of the holders of Common Shares, in respect of any amendment to the Incentive Plan which seeks to (i) reduce the exercise price or the purchase price paid for any option shares, or (ii) extend the vesting period.
     Transferability. Except as otherwise provided by the Compensation Committee, awards granted under the Incentive Plan are not transferable or assignable by the recipient other than by the recipient’s will or applicable law in the event of the death or permanent disability of such recipient.
     A US income tax deduction will generally be unavailable to the Corporation in regard to annual compensation in excess of $1 million paid to any of the Corporation’s five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit under Section 162(m) of the Code, and it is expected that, generally, Options and SARs granted under the Incentive Plan will satisfy the requirements for “performance-based compensation”.
     The Incentive Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Code.
     The Corporation will seek guidance from NASDAQ in respect of any proposed amendment as to whether regulatory or shareholder approval of such amendment is required.
     No financial assistance is provided by the Corporation to participants to facilitate the purchase of Common Shares under the Incentive Plan.
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STATEMENT OF EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table summarizes, for the periods indicated, the compensation of the Corporation’s President and Chief Executive Officer, Chief Financial Officer and other executive officers serving at December 31, 2005 whose total salary and bonus earned in the financial year ended December 31, 2005 exceeded CDN$150,000. Such executive officers are referred to collectively herein as the “Named Executive Officers.”

		Annual Compensation
						Long Term		Number of
						Compensation		Common
						Awards		Shares
					Other	Securities	All	Beneficially
Name and	Year				Annual	Under	Other	Owned or
Principal	Ended				Compen-	Options	Compen-	Controlled
Position	Dec. 31	Salary	Bonus		sation[1]	Granted[2]	sation[3]	at Year End

Scott H. Gillis	2005	$249,375	$98,004	[4]	$20,000	—	$6,850	NIL
President and Chief Executive Officer
Eliot M. Lurier[5]	2005	$105,297	$41,277	[4]	—	19,455	—	NIL
Vice President, Finance and Administration
Paul J. Schechter	2005	$231,122	$93,373	[4]	—	—	$9,060	NIL
M.D., PhD. Vice President of Drug Development & Regulatory Affairs, and Chief Medical Officer
David C. McDowell[6]	2005	$74,967	$28,509	[4]	—	38,910	—	NIL
Vice President, Finance and Administration
Domenic J. Vatalero[7]	2005	$177,662	$117,187	[4,7]	—	—	$6,300	NIL
Former Vice President, Marketing and Operations

1.	Mr. Gillis received cash allowances in lieu of perquisites for the year 2005 in the amount of $20,000, which amount is included in Other Annual Compensation.

2.	Grants of Options pursuant to the Incentive Plan. Particulars of the grants of Options are provided in the table Option Grants During the Year Ended December 31, 2005, below.

3.	Mr. Gillis received other compensation in the form of contributions to his 401K pension plan in the amount of $6,300 and life insurance premium in the amount of $550. Dr. Schechter received other compensation in the form of contributions to his 401K pension plan in the amount of $6,300 and life insurance premium in the amount of $2,760. Mr. Vatalero received other compensation in the form of contributions to his 401K pension plan in the amount of $6,300.

4.	These bonuses were paid under the Corporation’s variable pay program, an annual bonus system which is
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part of the compensation structure that encourages employees to work toward and to share in corporate success. All permanent full time and part time employees of the Corporation participate in this program based on the achievement of specific goals or measures established each year.

5.	Mr. Lurier was appointed Vice-President, Finance and Administration, of the Corporation on April 5, 2005.

6.	Mr. McDowell was appointed Vice President, Manufacturing Operations of the Corporation on July 11, 2005.

7.	Mr. Vatalero transitioned from his position as Vice President, Marketing and Operations to a part time non-executive employee position effective July 4, 2005. Mr. Vatalero received $67,187 under the Corporation’s variable pay program and a one-time retention bonus of $50,000.

Option Grants During the Year Ended December 31, 2005

		% of Total		Market Value of
	Securities	Options		Securities Underlying
	Under	Granted to	Exercise or	Options on
	Options	Employees in	Base Price	the Date of Grant
Name	Granted[1,2]	Financial Year	(CDN$/Security)	(CDN$/Security)	Expiration Date

Scott H. Gillis	—	—	—	—	—
Paul J. Schechter M.D., Ph.D.	—	—	—	—	—
Eliot M. Lurier	19,455	21.8%	CDN$4.16	CDN$4.16	Apr 5, 2015
David C. McDowell	38,910	43.6%	CDN$5.09	CDN$5.09	Jul 11, 2015
Domenic J. Vatalero	—	—	—	—	—

1.	These awards were made in Options to purchase Common Shares of the Corporation pursuant to the Incentive Plan and, in the ordinary course, are exercisable for a period ending 10 years from the date of the grant.

2.	These awards were granted on the basis that in the ordinary course they will be exercisable as to one third of the grant on each of the first, second and third anniversaries of the date of the grant.
Aggregated Option Exercises During the Year Ended December 31, 2005
and Financial Year-End (“FY-End”) Option Values

Value of Unexercised
	Securities	Aggregate		in-the-Money
	Acquired	Value	Options at FY-End	Options at FY-End[1]
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Scott H. Gillis	Nil	Nil	263,723/ 8,647	$1,836,478/ $64,059
Paul J.Schechter M.D., Ph.D.	Nil	Nil	52,960/ 15,133	$392,342/ $112,109
Eliot M. Lurier	Nil	Nil	0/19,455	$0/$126,106
David C. McDowell	Nil	Nil	0/ 38,910	$0/$221,175
Domenic J. Vatalero	Nil	Nil	50,799/ 17,294	$376,332/$128,119

1.	Based on the December 31, 2005 closing price of the Common Shares on the NASDAQ of $10.05.
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Employment Contracts
     The President and Chief Executive Officer, Chief Financial Officer and other executive officers serving at December 31, 2005 are subject to terms of employment which continue indefinitely and provide for payment of the executives’ annual base salary and participation in certain of the benefits provided by the Corporation. For information in relation to the salary, bonus and other benefits see “Statement of Executive Compensation — Summary Compensation Table” and “Option Grants During the Year Ended December 31, 2005”.
     In December 1999, the Corporation entered into an employment and change of control agreement with Mr. Gillis providing that, in the event of a change of control of the Corporation, he will be entitled to immediate vesting of all Options granted under the Incentive Plan and will also be entitled to receive payment equivalent to his monthly salary and the value of all perquisites and benefits under all benefits plans for a period of 12 months if he elects to leave his employment within 90 days of a change of control. Under the agreement, either the Corporation or Mr. Gillis may terminate his employment at any time, but if the Corporation terminates his agreement for any reasons other than just cause then he will be entitled to a lump sum payment of 12 months salary, to continued benefits under all benefits plans for a maximum period of 12 months, and to the continued vesting of all Options granted under the Incentive Plan.
     In March 2002, the Corporation entered into an employment agreement with Dr. Schechter. Under the agreement, either the Corporation or Dr. Schechter may terminate his employment at any time, but if the Corporation terminates his agreement for any reasons other than just cause then he will be entitled to a lump sum payment of 6 months salary, and to continued benefits under all benefits plans for a maximum period of 12 months.
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Composition of the Human Resources and Compensation Committee
     The members of the Compensation Committee are Messrs. Roger G.H. Downer, Barry M. Heck and Richard W. Zahn. No member of the Compensation Committee is employed by the Corporation or its affiliates and no member is a former officer or employee of the Corporation or its affiliates, except for Barry M. Heck. The Corporation intends that the Compensation Committee will consist solely of independent directors by December 21, 2006, as required by NASDAQ.
Executive Compensation Policy
     The objective of the Corporation’s executive compensation policy is to motivate and reward the creation of long term Shareholder value. To this end, the focus of the executive compensation program is a combination of base salary, bonuses, and stock options.
     The Corporation became a publicly-traded corporation on December 22, 2005, and has had a limited number of Compensation Committee meetings since then and as such has not yet formally adopted an executive compensation policy. However, in establishing the Corporation’s executive compensation policy, the Compensation Committee intends to retain an independent professional compensation consultant firm to undertake a review of executive compensation including a review of the Corporation’s executive compensation (base salary and long-term, mid-term and short-term incentive programs) as compared to North American industry data provided by the consultant firm. These comparisons will be adjusted to reflect the relative size of the Corporation, the nature of the Corporation’s business and the particular job functions and performance of executives.
     The Board believes that, in combination with other elements of a compensation package, the Incentive Plan provides a useful compensation tool for aligning executive interests with the interests of Shareholders.
Executive Compensation Procedures
     The Compensation Committee develops a compensation program for the directors and the President and Chief Executive Officer. Compensation programs for other executive officers are developed by the President and Chief Executive Officer, with the approval of the Compensation Committee. Executive compensation is reviewed and set annually.
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Chief Executive Officer Compensation
     The Chief Executive Officer’s compensation is established using the policy and procedures set forth above.
     For 2005, Mr. Gillis’ annual base salary was $249,375, and he was also entitled to an annual bonus under the Corporation’s variable pay program, an annual bonus system which is part of the compensation structure that encourages employees to work toward and to share in corporate success. All permanent full time and part time employees of the Corporation and its subsidiaries participate in this program based on the achievement of specific goals or measures established each year. During 2005, Mr. Gillis was eligible to participate in the variable pay program in respect of his employment with the Corporation. Mr. Gillis also received other annual compensation of $20,000 in 2005.
     The Compensation Committee believes that it is important for the Chief Executive Officer of the Corporation to have significant exposure to the Corporation’s share price. As indicated above, Options are the focus of the long-term compensation program for the Chief Executive Officer.
Report presented by:
Roger G.H. Downer, Chairman
Barry M. Heck
Richard W. Zahn
Remuneration of Directors
     Directors other than Mr. Heck and Mr. Gillis receive $2,500 per Board meeting attended in person, and $1,000 for meetings attended by video or telephone conference. The Chairman of the Audit Committee receives $2,500 for each committee meeting attended in person, and $1,500 for meetings attended by video or telephone conference. Each other member of the Audit Committee receives $1,000 per committee meeting attended in person, and $750 for meetings attended by video or telephone conference. The chairmen of the other committees receive $1,500 for committee meetings attended in person and $1,000 for meetings for attended by video or telephone conference. Each other member of committees, other than the Audit Committee, receive $750 per committee meeting attended in person, and $500 for meetings attended by video or telephone conference.
     Travel expenses are paid in addition to meeting fees.
     Each of the directors, other than Messrs. Heck and Gillis (Mr. Heck having waived any entitlement to director’s fees or Options), has been granted, subject to execution of award agreements, an aggregate of 20,000 Options to purchase Common Shares at an exercise price of $10.00, and will receive an annual grant of 10,000 Options. The above Options were granted on the basis that in the ordinary course they will be exercisable as to one third of the grant on each of the first, second and third anniversaries of the date of the grant and are exercisable for a period ending 10 years from the date of the grant.
     The remuneration of directors outlined above was the initial directors’ compensation package put in place at the time of the Corporation’s initial public offering on December 21, 2005. The Compensation Committee is currently undertaking an independent review of the directors’ and executive compensation program. This Study will include consideration of the terms of a policy for the establishment of minimum share ownership guidelines. The Board is looking at mechanisms to increase the proportion of directors’ compensation that is paid as equity as a means of assuring a close alignment between the interests of the directors and the Corporation’s shareholders. As an interim measure, the Corporation intends to establish a Deferred Share Unit Plan (“DSU Plan”) to accommodate those directors who have stated that they would be willing to take all or a portion of their cash director’s fees in the form of Deferred Share Units (“DSUs”). Under the proposed DSU Plan, a DSU will be attributed a value based on the closing price of the Common Shares on the NASDAQ for the trading day immediately preceding the date of grant (“Market Price”). Eligible directors may elect to receive all or a portion of their fees in the form of DSUs. All DSUs will be paid out in cash only. The value of DSUs, when converted to cash, will be equivalent to the Market Price of a Common Share at the time conversion takes place. Under the DSU Plan, the value of DSUs cannot be converted to cash until the director ceases to be a member of the Board.
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Directors’ and Officers’ Liability Insurance
     Directors and officers of the Corporation are covered under liability insurance obtained by The Westaim Corporation, the majority shareholder of the Corporation, in the amount of CDN$40,000,000 during the last completed financial year for the protection of all the directors and officers against liability incurred by them in their capacities as directors and officers of the Corporation and its past and present subsidiaries. The premium paid by The Westaim Corporation for such insurance is currently CDN$242,400 per year. Under the policy of insurance, there is a deductible of CDN$250,000 per occurrence payable by the Corporation. The Corporation expects to be covered by The Westaim Corporation’s policy for at least another 15 months at which time the Corporation will obtain its own insurance policies.
Audit Committee
     Information regarding the Audit Committee of the Board of Directors of the Corporation is disclosed in the Corporation’s 2005 10-K filing under the section “Directors and Executive Officers of the Registrant — Committees of the Board — Audit Committee” a copy of which accompanies this Information Circular and is filed on and is accessible through SEDAR at www.sedar.com and EDGAR at www.edgar-online.com .
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
     The Board sees its principal role as stewardship of the Corporation and its fundamental objective as the creation of Shareholder value, including the protection and enhancement of the value of the Corporation’s assets and operating with honesty and integrity in the conduct of business. The Board’s stewardship responsibility means that it oversees the conduct of the business and of Management, which is responsible for developing long-term strategy and conducting the Corporation’s day-to-day business. As part of the Corporation’s commitment to effective corporate governance, the Board, with the assistance of the Corporate Governance Committee, monitors changes in corporate governance practices and regulatory requirements.
During the past year, there have been several changes to the corporate governance disclosure requirements applicable to the Corporation. Specifically, the Canadian Securities Administrators introduced in final form National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”), both of which came into force on June 30, 2005 and effectively replaced the corporate governance guidelines and disclosure policies of the Toronto Stock Exchange. Under NI 58-101, the Corporation is required to disclose certain information relating to its corporate governance practices. This information is set forth below.

Governance Disclosure Guideline under
NI 58-101

Corporate Governance Practices of the Corporation

1.	Board of Directors
(a)	Disclose the identity of directors who are independent.

The Board has determined that three of the five directors are “independent”, within the meaning of NI 58-101. The three independent directors are:
•	Neil Carragher;

•	Roger G.H. Downer; and

•	Richard W. Zahn

(b)	Disclose the identity of directors who are not independent, and describe the basis for that determination.
Mr. Barry M. Heck is the President and Chief Executive Officer of The Westaim Corporation, the majority shareholder of the Corporation, and is therefore not considered to be an independent director. Mr. Scott H. Gillis is the President and Chief Executive Officer of the Corporation, and is therefore not considered to be an independent director.

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Governance Disclosure Guideline under
NI 58-101

Corporate Governance Practices of the Corporation

(c)	Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the Board of Directors does to facilitate its exercise of independent judgment in carrying out its responsibilities.
The Board has determined that a majority of the directors are “independent”, within the meaning of NI 58-101.

(d)	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.
The following directors currently serve on the board of other issuers that are reporting issuers (or equivalent) which are set out below:

Director	Directorships
• Neil Carragher	Agrium Inc.
The Westaim Corporation

• Roger G.H. Downer	The Westaim Corporation

• Barry M. Heck	Kereco Energy Ltd.
The Westaim Corporation

• Richard W. Zahn	Norwood Abbey, Ltd.
Norwood Immunology Ltd.

(e)	Disclose whether or not the independent directors hold regularly scheduled meetings at which members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held during the preceding 12 months. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.
Messrs. Downer and Zahn, independent directors of the Corporation, as well as Barry M. Heck, are members of the Corporate Governance and Nominating Committee of the Board. Mr. Scott H. Gillis is not a member of that committee. The Corporation became a publicly-traded corporation on December 22, 2005, and has had a limited number of Board and committee meetings since then, but the directors intend that the Corporate Governance and Nominating Committee will meet independently of management on a regular basis (this is reflected in the charter of the Corporate Governance and Nominating Committee), and that the agendas for meetings of the Board and its other committees will include regular in-camera sessions with all members of Management, including Mr. Gillis, excused from those in-camera sessions.
During the financial year ended December 31, 2005, there were no meetings of the Corporate Governance and Nominating Committee.
In addition, the independent members of the Board are authorized to retain independent financial, legal and other experts or advisors as required whenever, in their opinion, matters come before the Board or any committee which require an independent analysis by the independent members of the Board or any committee.

(f)	Disclose whether or not the chair of the board is independent. If the board has a chair or lead director who is independent, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.
Mr. Barry M. Heck, the Chairman of the Board, is not independent of the Corporation; however, the Board intends to appoint an independent director as Chairman by December 21, 2006, as required by NASDAQ.
The role of the Chairman of the Board includes ensuring that the Board discharges its duties independently of management of the Corporation, and setting the agendas for the meetings of the Board and its committees in consultation with the Chief Executive Officer and committee chairs.
See also the corporate governance practices of the Corporation described under section 3(a) of this statement, below, for further details of the role and responsibilities of the Chairman of the Board.

(g)	Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.
The current directors of the Corporation were appointed concurrently with the Corporation’s initial public offering on December 21, 2005. The Board held one meeting in 2005 and such meeting was attended by all directors of the Corporation.

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Governance Disclosure Guideline under
NI 58-101
2.	Mandate of the Board of Directors

Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.

Corporate Governance Practices of the Corporation

As at the date hereof, the Board has not formally adopted a written mandate. The Board sees its principal role as stewardship of the Corporation and its fundamental objective as the creation of Shareholder value, including the protection and enhancement of the value of the Corporation’s assets and operating with honesty and integrity in the conduct of business. The Board’s stewardship responsibility means that it oversees the conduct of the business and of Management, which is responsible for developing long-term strategy and conducting the Corporation’s day-to-day business.
The Board meets frequently and is comprised of individuals with considerable experience as directors of public companies and in respect of corporate governance. The agenda for each Board meeting is carefully planned and set by the Chairman of the Board working in conjunction with the Chief Executive Officer. Each of the committees of the Board has specific responsibilities delineated in the charter established for each respective committee, such charter having been approved by the Board in each case.

3.	Position Descriptions
(a)	Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.

As at the date hereof, the Board has not developed a written position description for the Chairman of the Board. Generally, the principal role assigned to the Chairman of the Board by the Board includes providing leadership to the Board and acting as a direct liaison between the Board and Management. Further, the Chairman of the Board is responsible for ensuring that the Board properly discharges its responsibilities, that the members of the Board have full opportunity to participate in meetings of the Board, and that all Board matters are properly and adequately addressed. The Chairman of the Board is accountable to the Board.
The charter of each of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources and Compensation Committee describe certain of the responsibilities of the Chairman of each of these committees. The primary role of the Chairman of each such committee is managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities.
The Chairman of the Audit Committee also maintains on-going communications with the Corporation’s external auditors in order to lead the committee in performing its oversight and other audit-related functions. For further information regarding the Corporation’s Audit Committee, including the relevant education and experience of the committee members, see the Corporation’s 10-K Form for the financial year ended December 31, 2005 which accompanies this Information Circular and which is available on SEDAR at www.sedar.com and EDGAR at www.edgar-online.com.

(b)	Disclose whether or not the Board and CEO have developed a written position description for the CEO. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.
The Board does not have a specific written position description for the Chief Executive Officer of the Corporation. However, the role, responsibilities, and duties of the Chief Executive Officer are generally set out in his contract of employment with the Corporation, and are subject to constant review and refinement by the Board. Additionally, the specific annual objectives of the Chief Executive Officer are set, and his performance is reviewed, by the Board and by the Human Resources and Compensation Committee of the Board as circumstances dictate.

4.	Orientation and Continuing Education
(a)	Briefly describe what measures the Board takes to orient new directors regarding (i) the role of the Board, its committees and its directors, and (ii) the nature and operation of the issuer’s business.

Immediately following appointment, new directors are provided with historic information, with current strategic plans for the Corporation and its subsidiary, and with materials summarizing issues relating to the Corporation. New directors are also briefed by the Chairman of the Board, by the Chief Executive Officer of the Corporation, and by the chairmen of the committees of the Board, if any, to which they are appointed, and receive tours of the facilities of the Corporation.

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Governance Disclosure Guideline under
NI 58-101
(b)	Briefly describe what measures, if any, the Board takes to provide continuing education for its directors. If the Board does not provide continuing education, describe how the Board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

Corporate Governance Practices of the Corporation
 The Board and its committees receive periodic reports from Management and external advisors as to new developments in regard to corporate governance and in regard to other issues affecting the Corporation.

5.	Ethical Business Conduct
(a)	Disclose whether or not the Board has adopted a written code for the directors, officers and employees. If the Board has adopted a written code: (i) disclose how a person or company may obtain a copy of the code; (ii) describe how the Board monitors compliance with its code, or if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code; and (iii) provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

The Board has adopted a Code of Conduct and Ethics for Directors, Officers and Employees (the “Code of Conduct”). The Code of Conduct has been filed on and is accessible through SEDAR at www.sedar.com and EDGAR at www.edgar-online.com. A copy of the Code of Conduct may also be obtained, upon request, from the Corporation at 10102 — 114th Street, Fort Saskatchewan, AB T8L 3W4, Attention: General Counsel and Corporate Secretary.
The Board expects directors and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Code of Conduct. Any material issues regarding compliance with the Code of Conduct are brought forward by Management at either the Board or appropriate committee meetings, or are referred to the senior executive officers of the Corporation, as may be appropriate in the circumstances. The Board and/or appropriate committee or senior executive officers determine what remedial steps, if any, are required. Any waivers from the Code of Conduct that are granted for the benefit of director or an employee may be granted only by the Board or by the Corporate Governance and Nominating Committee or the Audit Committee. No waiver has ever been granted under the Code of Conduct.

(b)	Describe any steps the Board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.
Pursuant to the Code of Conduct, each director must disclose all actual or potential conflicts of interest to the Board and must refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest.

(c)	Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct
The Corporation has adopted a Disclosure Policy and a Whistleblower Policy. The Corporation will be presenting its proposed Insider Trading Policy and Disclosure Controls and Procedures to the Board for approval at the next Board Meeting in May, 2006.

6.	Nomination of Directors
(a)	Describe the process by which the Board identifies new candidates for Board nomination.

The Corporate Governance and Nominating Committee is mandated to recruit and consider director candidates and to make recommendations to the Board. In so doing, the Corporate Governance and Nominating Committee considers, in addition to any other factors it deems relevant: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; (iii) the competencies, skills and background each nominee will bring to the Board; (iv) the time that each nominee will have available to devote to the Corporation’s business; and (v) whether the nominee will be an independent director. Directors are encouraged to identify potential candidates. An invitation to stand as a nominee for election to the Board will normally be made to a candidate by the Board through the Chairman of the Board or his delegate.

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Governance Disclosure Guideline under
NI 58-101
(b)	Disclose whether or not the Board has a nominating committee composed entirely of independent directors. If the Board does not have a nominating committee composed entirely of independent directors, describe what steps the Board takes to encourage an objective nomination process.

Corporate Governance Practices of the Corporation
The Corporate Governance and Nominating Committee is composed of Messrs. Downer, Heck and Zahn, all of whom are independent except for Mr. Heck. The Board, through its commitment to strong corporate governance, encourages an objective nomination process and, in the judgment of the Board, the fact that two of the three members of the Corporate Governance and Nominating Committee are independent further safeguards an objective nominating process.

(c)	If the Board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.
In addition to recruiting and considering director candidates, the Corporate Governance and Nominating Committee’s mandate includes annual review of the competencies, skills and personal qualities applicable to candidates to be considered for nomination to the Board. The objective of this review is to maintain the composition of the Board in a way that provides, in the judgment of the Board, the best mix of competencies, skills and experience to provide for the overall stewardship of the Corporation.

7.	Compensation
(a)	Describe the process by which the Board determines the compensation for the issuer’s directors and officers.

See Human Resources and Compensation Committee Report on Executive Compensation above for a description of how the compensation for the directors and officers of the Corporation is determined.

(b)	Disclose whether or not the Board has a compensation committee composed entirely of independent directors. If the Board does not have a compensation committee composed entirely of independent directors, describe what steps the Board takes to ensure an objective process for determining such compensation.
The Human Resources and Compensation Committee is composed of Messrs. Downer, Heck and Zahn, all of whom are independent except for Mr. Heck. The Board, through its commitment to strong corporate governance, encourages an objective process for determining the compensation for the Corporation’s directors and officers and, in the judgment of the Board, the fact that two of the three members of the Human Resources and Compensation Committee are independent further safeguards an objective compensation process.

(c)	If the Board has a compensation committee, describe the responsibilities, powers and operation of the Compensation Committee.
The Human Resources and Compensation Committee has the responsibility of annually reviewing and approving the compensation package for senior executives and officers. The Human Resources and Compensation Committee also reviews and approves changes to the Corporation’s compensation policies in respect of matters such as pension plans and employee benefit plans. Lastly, the Human Resources and Compensation Committee approves the hiring of senior executives and officers recruited from outside the Corporation, as well as the promotion of senior executives within the Corporation.

(d)	If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.
Early in 2006, the Human Resources and Compensation Committee of the Board intends to retain a firm to undertake a review of compensation for directors and the Chairman of the Board.

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Governance Disclosure Guideline under
NI 58-101

Corporate Governance Practices of the Corporation

8.	Other Board Committees

If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The committees of the Board at present are the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee.

9.	Assessments

Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual directors are performing effectively.

The Corporate Governance and Nominating Committee is responsible for making regular assessments of the overall performance, effectiveness and contribution of the Board and each committee, the Chairman of the Board, each committee Chairman and each director, and reporting on such assessments to the Board. The objective of the assessments is to ensure the continued effectiveness of the Board in the execution of its responsibilities and to contribute to a process of continuing improvement. In addition to any other matters the Corporate Governance and Nominating Committee deems relevant, the assessments will consider in the case of the Board or a committee, the applicable charter, and in the case of individual directors, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board.

OTHER INFORMATION
Interest of Certain Persons and Companies in Matters to be Acted Upon
     Except as disclosed herein, Management of the Corporation is not aware of any material interest of any director or senior officer, or anyone who held office as such since the beginning of the Corporation’s last financial year, or of any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting other than the election of directors.
Interest of Informed Persons in Material Transactions
     Management of the Corporation is unaware of any material interest, direct or indirect, of any “informed person” (as such term is defined in National Instrument 51-102 — Continuous Disclosure Obligations) of the Corporation, or any associate or affiliate of any such individual or of the Corporation, in any transaction since the beginning of the last completed financial year of the Corporation or of its subsidiary.
Additional Information
     Further financial information is provided in the Corporation’s consolidated financial statements for the fiscal year ended December 31, 2005 and management’s discussion and analysis of the results thereon. Shareholders wishing to receive a copy of such materials should mail a request to the General Counsel and Corporate Secretary of the Corporation at 10102-114 Street, Fort Saskatchewan, Alberta, T8L 3W4.
     Additional information relating to the Corporation is also available free of charge on SEDAR at www.sedar.com and EDGAR at www.edgar-online.com.
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